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                                                                   EXHIBIT 99.1


                                 RADIOLOGIX, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Mark L. Wagar and Paul M. Jolas, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Radiologix, Inc. held of record by the undersigned on October 15, 2000, at the Special Meeting of Stockholders to be held on November 21, 2000, at 10:00 a.m. in Dallas, Texas, or any adjournment thereof, and especially to vote as directed below on the items of business specified below, as more fully described in the notice of the Special Meeting dated October 23, 2000 and the proxy statement accompanying the notice.

    IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


1.   APPROVAL OF THE MERGER

     FOR the merger        / /        AGAINST the merger      / /

2.   To vote to adjourn the special meeting, if necessary.

     FOR    / /                       AGAINST    / /

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             (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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    THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MERGER, AND IF NECESSARY, TO ADJOURN THE SPECIAL MEETING.

     The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said Proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.


                                       DATED: ________________________, 2000

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                                            Signature(s) of Stockholder(s)

                                       Please sign exactly as your name or
                                       names appear hereon. For joint accounts, each owner should sign. When signing as attorney, executor, administrator, guardian, trustee, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

     Please complete, date and sign this proxy and return it in the enclosed envelope.